Exhibit 23.9

CONSENT OF MAREK DWORZANOWSKI

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Preliminary Economic Assessment of LANXESS Smackover Project” dated August 1, 2019, which is included in, or incorporated by reference into, the Registration Statement on Form S-8 dated January 28, 2022 and any amendments and exhibits thereto, of Standard Lithium Ltd.

/s/ Marek Dworzanowski
Marek Dworzanowski, P.Eng., B.Sc. (Hons), FSAIMM

Date: January 28, 2022